EXHIBIT 4.2


                          Medical Science Systems, Inc.
                                   Warrant
                             Dated: June 15, 1999


      THIS CERTIFIES THAT Fine Equities, Inc. (herein sometimes called the "Holder") is entitled to purchase from Medical Science Systems, Inc., a Texas corporation (hereinafter called the "Company"), at the prices and during the periods as hereinafter specified, up to one million (1,000,000) shares of the Company's common stock, no par value per share ("Common Stock"). This Warrant (the "Warrant" and, together with any successor warrants, the "Warrants") is exercisable at an exercise price of $0.50 per share, subject to adjustment, at any time from the first anniversary of the date hereof until June 15, 2004. This issuance of this Warrant shall cancel and supersede that certain Warrant, dated June 15, 1999, to purchase up to 756,000 shares of the Company's Common Stock at an exercise price of $0.50 per share.

      This Warrant to purchase 1,000,000 shares of Common Stock, subject to adjustment in accordance with Section 8 of this Warrant (the "Warrant Shares"), was originally issued pursuant to an agency agreement among the Company and Fine Equities, Inc. as placement agent (the "Placement Agent") in connection with a private offering (the "Offering") of shares of Series of A Preferred Stock, no par value per share ("Series A Preferred Stock"), through the Placement Agent, in consideration of $100.00 received for the Warrant.

      Except as specifically otherwise provided herein, the Common Stock issuable upon exercise of the Warrant shall be the same class of Common Stock as the currently outstanding Common Stock of the Company and the Common Stock issuable upon conversion of the Series A Preferred Stock as described in the Confidential Private Placement Memorandum, dated June 15, 1999, and any supplements thereto, except that the holder shall have registration rights under the Securities Act of 1933, as amended (the "Act"), for the Warrant Shares as more fully described in Section 6 of this Warrant. The Company will list the Warrant Shares on the Nasdaq SmallCap Market and/or such other exchange or market as the Common Stock may then be listed or quoted prior to exercise of the Warrant.

      1. The rights represented by this Warrant shall be exercised at the prices, subject to adjustment in accordance with Section 8 of this Warrant ("the "Exercise Price"), and during the periods as follows:

            (a) Between June 15, 2000 and June 15, 2004 inclusive, the Holder shall have the option to purchase Warrant Shares hereunder at a price of $0.50 per share. For purposes of the adjustments under Section 8 hereof, the Per Share Exercise Price shall be deemed to be $0.50, subject to further adjustment as provided in such Section 8; and

            (b) After June 15, 2004 the Holder shall have no right to purchase any Warrant Shares hereunder.

      2. (a) The rights represented by this Warrant may be exercised at any time within the period above specified, in whole or in part, by (i) the surrender of this Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); and (ii) payment to the Company of the exercise price then in effect for the number of Warrant Shares specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any. This Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date this Warrant is surrendered and payment is made in accordance with the foregoing provisions of this Section 2, and the person or persons in whose name or names the certificates for Warrant Shares shall be issuable upon such exercise shall become the holder or holders of record of such Warrant Shares at that time and date. The certificates for the

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Warrant Shares so purchased shall be delivered to the Holder as soon as practicable but not later than ten (10) days after the rights represented by this Warrant shall have been so exercised.

             (b) At any time during the period above specified, during which this Warrant may be exercised, the Holder may, at its option, exchange this Warrant, in whole or in part (a "Warrant Exchange"), into the number of Warrant Shares determined in accordance with this Section (b), by surrendering this Warrant at the principal office of the Company, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Warrant Shares into which this Warrant is to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the Warrant Shares issuable upon such Warrant Exchange and, if applicable, a new Warrant of like tenor evidencing the balance of the Warrant Shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within seven (7) days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares (rounded to the next highest integer) equal to (x) the number of Warrant Shares specified by the Holder in its Notice of Exchange up to the maximum number of Warrant Shares subject to this Warrant (the "Total Number") less (y) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the Fair Market Value. "Fair Market Value" shall mean first, if there is a trading market as indicated in Subsection (i) below for the shares of Common Stock, such Fair Market Value of the Common Stock and if there is no such trading market in the Common Stock, then Fair Market Value shall have the meaning indicated in Subsections (ii) through (iii) below:

                  (i) If the Common Stock is listed on a domestic or foreign securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value shall be the average of the last reported sale prices or the average of the means of the last reported bid and asked prices of the Common Stock on such exchange or market for the ten (10) business days ending on the last business day prior to the Exchange Date; or

                  (ii) If the Common Stock is not so listed or admitted to unlisted trading privileges, the Fair Market Value shall be the average of the means of the last reported bid and asked prices of the Common Stock for the ten
(10) business days ending on the last business day prior to the Exchange Date;
or

                  (iii) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the Fair Market Value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the Exchange Date, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

      3. This Warrant and the Warrant Shares may be transferred, sold, assigned or hypothecated so long as any such assignment shall be effected by the Holder
(i) executing the form of assignment at the end hereof and (ii) surrendering this Warrant for cancellation at the office or agency of the Company referred to in Section 2 hereof, whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) a new Warrant or Warrants of like tenor and representing in the aggregate rights to purchase the same number of Warrant Shares as are purchasable hereunder.

      4. The Company covenants and agrees that all shares of Common Stock which may be issued upon exercise of the Warrant, upon issuance and payment therefor in accordance with the terms of this Warrant, will be duly and validly issued, fully paid and nonassessable and no personal liability will attach to the holder thereof solely by reason of being such holder. The Company further covenants and agrees that during the periods within which this Warrant may be exercised, assuming approval of an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of Common Stock to a number sufficient to allow for the issuance of all shares of Common Stock reserved for issuance, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant.


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      5. This Warrant shall not entitle the Holder to any voting rights or any other rights, or subject the Holder to any liabilities, as a stockholder of the Company.

      6. (a) If any Majority Holder (as defined below) shall give notice to the Company at any time to the effect that such holder desires to register under the Securities Act of 1933, as amended (the "Act"), any of the Warrant Shares under such circumstances that a public distribution (within the meaning of the Act) of any such securities will be involved then the Company will promptly, at its own expense, but no later than four weeks after receipt of such notice, file a registration statement to the end that the Warrant Shares may be publicly sold under the Act as promptly as practicable thereafter and the Company will use its best efforts to cause such registration to become and remain effective (including the taking of such steps as are necessary to obtain the removal of any stop order); provided, that such Majority Holder shall furnish the Company with appropriate information in connection therewith as the Company may reasonably request in writing. A Majority Holder may request the filing of a registration statement under the Act on one occasion during the period beginning on the date hereof through June 15, 2004. The Majority Holder may request the registration of the Warrant Shares in connection with a request made pursuant to this Section 6(a) prior to acquisition of the Warrant Shares issuable upon exercise of the Warrant and even though the Majority Holder has not given notice of exercise of the Warrant. Such registration rights may be exercised by the Majority Holder prior to or subsequent to the exercise of the Warrant.

      In the event the registration statement is not filed within the period specified herein and in the event the registration statement is not declared effective under the Act prior to June 15, 2004, then, at the holders' request, the Company shall purchase the Warrant from the holder for a per share price equal to the difference between (i) the Fair Market Value of the Common Stock on the date of notice multiplied by the number of shares of Common Stock issuable upon exercise of the Warrant and (ii) the per share purchase price of the Warrant. All costs and expenses of the registration statement under this paragraph 6(a) shall be borne by the Company, except that the holders shall bear the fees of their own counsel and any underwriting discounts or commissions applicable to any of the securities sold by them.

      The Company will maintain such registration statement current under the Act for a period of at least six months (and for up to an additional three months if requested by the Holder) from the effective date thereof.

      The term "Majority Holder" as used in this Section 6 shall mean the holder of greater than 50% of the Warrant Shares and shall include any owner or combination of owners of such securities, which ownership shall be calculated by determining the number of Warrant Shares held by such owner or owners as well as the number of shares then issuable upon exercise of the Warrant(s).

            (b) At any time prior to June 15, 2006, if the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Act in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4, S-8 or similar limited purpose form), then the Company will give written notice of its determination to all record holders of the Warrants and Warrant Shares. Upon the written request from any record holder or holders (the "Requesting Holder(s)"), within twenty (20) days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all the Warrant Shares of such Requesting Holder(s) to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Warrant Shares at the Company's expense to be so registered; provided, further, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration. If any registration pursuant to this Section 6(b) shall be underwritten in whole or in part, the Company may require that the Warrant Shares requested for inclusion pursuant to this Section 6(b) be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In the event that the Warrant Shares requested for inclusion pursuant to this Section 6(b) together with any other shares which have similar piggyback registration rights (such shares and the Warrant Shares being collectively referred to as the "Requested Stock") would constitute more than 15% of the total number of shares to be included in a proposed underwritten public offering, and if in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Requested Stock originally covered by a request for registration would reduce the number of shares to be offered by the Company or interfere with the successful


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marketing of the shares of stock offered by the Company, the number of shares of
Requested Stock otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the holders thereof requesting such registration or excluded in their entirety if so required by the underwriter.

            All costs and expenses of the registration statement under this paragraph 6(b) shall be borne by the Company, except that the holders shall bear the fees of their own counsel and any underwriting discounts or commissions applicable to any of the securities sold by them.

            (c) Whenever pursuant to Section 6 a registration statement relating to any Warrant Shares is filed under the Act, amended or supplemented, the Company shall (i) supply prospectuses and such other documents as the Holder may request in order to facilitate the public sale or other disposition of the Warrant Shares, (ii) use its best efforts to register and qualify any of the Warrant Shares for sale in such states as such Holder designates, (iii) furnish indemnification in the manner provided in Section 7 hereof, (iv) notify each Holder of Warrant Shares at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading and, at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Warrant Shares, such prospectus shall not included an untrue statement of a material fact or omit to state material fact required to be stated therein or necessary to make the statements therein not misleading and (v) do any and all other acts and things which may be necessary or desirable to enable such Holders to consummate the public sale or other disposition of the Warrant Shares. The Holder shall furnish appropriate information in connection therewith and indemnification as set forth in Section 7.

            (d) The Company shall not permit the inclusion of any securities other than the Warrant Shares to be included in any registration statement filed pursuant to Section 6(a) hereof without the prior written consent of the Majority Holder.

            (e) The Company shall furnish to each Holder participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) if such registration includes an underwritten public offering, a "cold comfort" letter dated the effective date of such registration statement and dated the date of the closing under the underwriting agreement signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are reasonably and customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

            (f) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriter copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonable necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to non-confidential books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times as any such Holder shall reasonably request.

      7. (a) Whenever pursuant to Section 6 a registration statement relating to the Warrant Shares is filed under the Act, amended or supplemented, the Company will indemnify and hold harmless each holder of the Warrant Shares covered by such registration statement, amendment or supplement (such holder being hereinafter called


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the "Distributing Holder"), and each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter, against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder, any such controlling person or any such underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Distributing Holder and each such controlling person and underwriter for any legal or other expenses reasonably incurred by the Distributing Holder or such controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished in writing by such Distributing Holder specifically for use in the preparation thereof.

            (b) Each Distributing Holder agrees, severally but not jointly, to indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished in writing by such Distributing Holder specifically for use in the preparation thereof; except that the maximum amount which may be recovered from the Distributing Holder pursuant to this Section 7 or otherwise shall be limited to the amount of net proceeds received by the Distributing Holder from the sale of the Warrant Shares.

            (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 7.

            (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

      8. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

            (a) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the


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price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

            (b) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Subsection (b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this
Section 8 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section 8, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal Income tax liability to the holders of Common Stock or securities convertible into Common Stock.

            (c) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly but no later than 10 days after any request for such an adjustment by the Holder, cause a notice setting forth the adjusted Exercise Price and adjusted number of Warrant Shares issuable upon exercise of each Warrant and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Holders, at the address set forth herein, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this
Section 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

            (d) In the event that at any time, as a result of an adjustment made pursuant to Subsection (a) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (a) to (c), inclusive above.

            (e) In case any event shall occur as to which the other provisions of this Section 8 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof then, in each such case, the Holder(s) of Warrant(s) representing the right to purchase a majority of the Warrant Shares may appoint a firm of independent public accountants reasonably acceptable to the Company, which shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the purchase rights represented by the Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder of this Warrant and shall make the adjustments described therein. The fees and expenses of such independent public accountants shall be borne by the Company.

      9. This Agreement shall be governed by and in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

      IN WITNESS WHEREOF, Medical Science Systems, Inc. has caused this Warrant to be signed by its duly authorized officers under its corporate seal, and this Warrant to be dated June 15, 1999.


                                      MEDICAL SCIENCE SYSTEMS, INC.


                                      By:______________________________

(Corporate Seal)


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Attest:


______________________________
____________, Secretary


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
                                PURCHASE FORM

               (To be signed only upon exercise of the Warrant)

      The undersigned, the holder of the foregoing Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, shares of Common Stock, no par value per share, of Medical Science Systems, Inc. and herewith makes payment of $___ therefor.

Dated: __________


                    INSTRUCTIONS FOR REGISTRATION OF STOCK


Name:       _____________________________________________
            (Please type or print in block letters)

Address:    _____________________________________________


Signature:   ____________________________________________



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
                               WARRANT EXCHANGE

      The undersigned, pursuant to the provisions of the foregoing Warrant, hereby elects to exchange its Warrant for ________shares of Common Stock, no par value per share, of Medical Science Systems, Inc., pursuant to the Warrant Exchange provisions of the Warrant.

Dated: ____________



Print Name:    __________________________

Address:       __________________________

Signature:     __________________________



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                                TRANSFER FORM

               (To be signed only upon transfer of the Warrant)

                  For value received, the undersigned hereby sells, assigns and transfers unto _____________ the right to purchase shares of Common Stock, no par value per share, of Medical Science Systems, Inc. represented by the foregoing Warrant to the extent of ______ shares , and appoints __________ attorney to transfer such rights on the books of Medical Science Systems, Inc., with full power of substitution in the premises.

Dated: ___________


                                     FINE EQUITIES, INC.

                                      By:  _________________________________

                                           _________________________________

                                              Address

In the presence of:


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